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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 10, 2002
                ------------------------------------------------
                Date of report (Date of Earliest Event Reported)



                            PRECISION AUTO CARE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in Its Charter)



            VIRGINIA                      0-29478                 54-1847851
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


                748 Miller Drive, S.E., Leesburg, Virginia 20175
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (703) 777-9095
               --------------------------------------------------
               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS.

     On December 10, 2002, the Registrant entered into a Settlement Agreement with Radiant Systems, Inc. ("Radiant"), settling an arbitration proceeding first reported in the Company's Report on Form 10-Q filed on May 15, 2002.

     Under the terms of the Settlement Agreement, Precision Tune Auto Care, Inc. ("PTAC"), an indirect wholly owned subsidiary of the Company, agreed to pay the sum of $391,500 to Radiant in installments as follows:

      1. $50,000 on or before 11/20/2002;
      2. $25,000 on or before 12/01/2002;
      3. $15,000 on or before 01/01/2003;
      4. $10,000 on or before 02/01/2003;
      5. $6,500/month on or before the 1st day of March 2003 through July 2003, inclusive;
      6. $25,000 on or before 08/01/2003;
      7. $6,500/month on or before the 1st day of September 2003 through July 2004, inclusive;
      8. $25,000 on or before 08/01/2004;
      9. $6,500/month on or before the 1st day of September 2004 through July 2005, inclusive;
     10. $25,000 on or before 08/01/2005;
     11. $6,500/month on or before the 1st day of September 2005 through December 2005, inclusive; and
     12. $15,000 on or before 01/01/2006.

     If PTAC pays the sum of $352,350 on or before December 31, 2003 or $371,925 on or before December 31, 2004 Radiant agreed to release PTAC from further obligation under the settlement agreement.

     If PTAC defaults in its obligations under the Settlement Agreement, and the default is not cured within 5 days of written notice, PTAC agreed to entry of the sum of $1,948,327.04, less amounts previously paid.

     The first two payments noted above were timely paid in anticipation of execution of the final settlement agreement.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PRECISION AUTO CARE, INC.


Date: December 26, 2002                 By:  /s/ ROBERT R. FALCONI
                                             ------------------------------
                                        Name:  Robert R. Falconi
                                        Title: Executive Vice President and
                                               Chief Operating Officer